EXHIBIT 4.1

[FORM OF FACE OF DTC REGISTERED
FIXED RATE GLOBAL MEDIUM-TERM NOTE, SERIES B]

TOYOTA MOTOR CREDIT CORPORATION
GLOBAL MEDIUM-TERM NOTE, SERIES B
(Fixed Rate)

REGISTERED	PRINCIPAL OR FACE AMOUNT
CUSIP: ___________________	$___________________[1]
[ISIN:  ___________________]
[Common Code:  ___________________]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

*** [  ] CHECK IF A PRINCIPAL INDEXED NOTE ***
IF CHECKED, CALCULATION AGENT: _____________

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

1 Insert Principal or Face Amount

Original Issue Date:
Stated Maturity Date:

Interest Rate:  %
Interest Payment Dates:

Day Count Convention:  30/360 unless another convention is checked below
[  ] Actual/360
[  ] Actual/Actual

Redemption:
Redemption Date(s):
Notice of Redemption:

Repayment:
Optional Repayment Date(s):
Repayment Price:

Original Issue Discount:
Total Amount of Original Issue Discount:
Yield to Maturity:
Initial Accrual Period:

Specified Currency:
Minimum Denomination/Minimum Incremental Denomination:

If a Reopening Note, check [   ], and specify:
Initial Interest Accrual Date:

Addendum Attached:
[  ] Yes
[  ] No

Other Provisions:

TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal or Face Amount specified above, or if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on the Principal or Face Amount hereof as set forth above at the annual Interest Rate specified above, until the principal hereof is paid or duly made available for payment.

Unless otherwise specified in an Addendum hereto, Deutsche Bank Trust Company Americas will act as the Company’s paying agent and will make all payments of principal, premium and interest on the Note on the Company’s behalf.  Payment of the principal of this Note, any premium and the interest due at Maturity (as defined below) will be made upon surrender of this Note at the office or agency of such paying agent or at the office or agency of such other paying agent as the Company may determine.

Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding, the related Interest Payment Date or Maturity, as the case may be.  The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date following the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (if specified as repayable at the option of the Holder in an attached Addendum) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date; and provided further, that, unless specified otherwise in an Addendum attached hereto, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of the Note), any principal, premium, or interest payments will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.  Unless otherwise specified above, the “Regular Record Date” will be the fifteenth calendar day (whether or not a Business Day) prior to the applicable Interest Payment Date.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date.  Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), will forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or at any time in any other lawful manner, as more fully provided in the Indenture.  A Special Record Date shall be fixed by the Trustee and notice thereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date.

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts.  If this Note is not denominated in U.S. dollars or if the principal, premium or interest, if any, on this Note is payable in or by reference to a currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto.  However, unless otherwise specified in an Addendum attached hereto, if any payment in respect of this Note is required to be made in a currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto.  Any payment so made in U.S. dollars will not constitute an Event of Default under the Indenture. If the Company cannot make payment in the Specified Currency indicated above solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, the Company will be able to satisfy its obligations under this Note by making payment in euro.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of Deutsche Bank Trust Company Americas, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as its Medium-Term Notes, Series B (the “Notes”).  The Notes are issued and to be issued under an Indenture, dated as of August 1, 1991, between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, N.A., as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991, among the Company, The Bank of New York Mellon and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, and the Second Supplemental Indenture, dated as of March 31, 2004 among the Company, The Bank of New York Mellon and Deutsche Bank Trust Company Americas (collectively, the “Indenture”), to which Indenture, and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes, and the terms upon which the Notes are to be authenticated and delivered.  Deutsche Bank Trust Company Americas shall act as Trustee with respect to the Notes (herein called the “Trustee”, which term includes any successor Trustee with respect to the Notes under the Indenture) and as registrar for the Notes.  The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

This Note is not subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity Date, except as provided below.

Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Stated Maturity Date.  If so provided above, this Note may be redeemed by the Company on any Redemption Date specified above, in whole or part, in integral multiples of the Minimum Incremental Denomination specified above (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least equal to the Minimum Denomination specified above) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the applicable Redemption Date, upon written Notice of Redemption specified above or such other notice specified in an Addendum attached hereto.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  Unless otherwise specified in an Addendum attached hereto, the “Redemption Price” will be 100% of the principal amount of this Note.

Unless otherwise specified in an Addendum attached hereto, this Note is not subject to repayment at the option of the Holder.  If this Note shall be repayable at the option of the Holder as specified in an Addendum attached hereto, unless otherwise specified in such Addendum, on any Optional Repayment Date, this Note shall be repayable in whole or in part in integral multiples of the Minimum Incremental Denomination specified above (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least equal to the Minimum Denomination specified above) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.  If specified as repayable at the option of the Holder in such Addendum, for this Note to be repaid in whole or in part at the option of the

Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 15 nor less than 10 days prior to the related Optional Repayment Date or such other time as is specified in an Addendum attached hereto.  Exercise of such repayment option by the Holder hereof will be irrevocable.

This Note is unsecured and ranks equally with the other unsecured and unsubordinated indebtedness of the Company.

Unless otherwise indicated on the face of this Note, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  If the Day Count Convention specified above is “Actual/360” or “Actual/Actual”, interest payments for this Note shall be computed on the basis of the actual number of days in the related month and a 360-day year or on the basis of the actual number of days in the related year and month, respectively.

The Notes are issuable only in registered form without coupons in denominations equal to the Minimum Denomination specified above and higher integral multiples of the Minimum Incremental Denomination specified above (unless otherwise specified in an Addendum attached hereto).  The Company will specify the minimum denominations for Notes denominated in a foreign currency in an Addendum attached hereto.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the voting rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate swap or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as specified above (a “Principal Indexed Note”), the principal amount of any such Principal Indexed Note will be deemed to be equal to the face amount thereof upon issuance.  The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, subject to certain exceptions provided therein, the Company and the Trustee to enter into supplemental indentures for a series of Securities with the consent of the Holders of 66 2/3% of the outstanding principal amount of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

So long as this Note shall be outstanding, the Company will cause to be maintained, in each Place of Payment, an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided and for the registration, transfer and exchange of this Note. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If this Notes is not a Reopening Note, the Company may reopen this issue of Notes by issuing additional Securities with the same terms as these Notes, except that the additional Securities shall bear interest from and including the last date to which interest has been paid on these Notes or from the Original Issue Date specified above, if no interest has been paid.  Any additional Securities so issued will be considered for all purposes part of the same issue of Notes.

Unless otherwise specified in an Addendum attached hereto, if this Note is a Reopening Note, notwithstanding anything to the contrary in this Note, interest on this Note shall accrue from and including the Initial Interest Accrual Date specified above; and for purposes of all interest calculations, references to Original Issue Date in this Note shall be replaced with a reference to the Initial Interest Accrual Date specified above.  If this Note is a Reopening Note, this Note shall be considered for all purposes part of the same issue of Notes that has been reopened.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto.  References herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall include any Addendums to this Note.

As used herein:

(a) the term “Business Day” means:

1.
for United States dollar denominated Notes:  any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

2.
for non-United States Dollar denominated Notes (other than Notes denominated in euro):  a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as indicated above) and (y) a New York Business Day; and

3.	for euro denominated Notes: a day that is both (x) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is open; and (y) a New York Business Day.

(b) the term “Principal Financial Center” means: the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

(c) the term “Specified Currency” means the currency specified above (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

(d)  all terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

TOYOTA MOTOR CREDIT CORPORATION

By:
George E. Borst
President and Chief Executive Officer

Attest:

By:
David Pelliccioni
Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By: ____________________________                                       Dated:___________________
       Authorized Officer

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms and at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________________________________
______________________________________________________________________
(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 15 nor less than 10 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be integral multiples of the Minimum Incremental Denomination specified above) which the Holder elects to have repaid and specify the denomination or denominations (which shall be equal to at least the Minimum Denomination specified above or higher integral multiples of the Minimum Incremental Denomination specified above) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_________________________________	_______________________________________________________
NOTICE: The signature on this Option to
Date: ______________________________	Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) ________________
_____________________________________________________________________
_____________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
_____________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date: ______________________________	_____________________________________

NOTICE:  The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

UNIF  GIFT MIN ACT --………………Custodian……………………
                                                 (Cust)                                (Minor)

Under Uniform Gifts to Minors Act

……………………………………………
(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.